UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
______________________________

Date of Report (Date of earliest event reported): May 3, 2011

FIRST MARINER BANCORP
(Exact name of registrant as specified in charter)

Maryland	000-21815	52-1834860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 S. Clinton Street, Baltimore, MD  21224
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  (410) 342-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

(a)The annual meeting of the shareholders of First Mariner Bancorp (the “Company”) was held on May 3, 2011.

(b)The matters considered and voted on by the shareholders at the annual meeting and the vote of the shareholders were as follows:

1.The following individuals were elected as directors, each for a three-year term, by the following vote:

Name	Shares Voted For	Votes Withheld
Edwin F. Hale, Sr.	6,348,019	150,008
Barry B. Bondroff	6,472,977	25,050
Patricia Schmoke, MD	6,126,180	369,480
John Brown III	6,473,858	24,169
Anirban Basu	6,437,560	60,467

There were _____0______ broker non-votes in the election of directors.

2.The appointment of Stegman & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was ratified by the shareholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
15,516,732	211,172	40,328

There were _____0______ broker non-votes on the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MARINER BANCORP

Date: May 5, 2011	By:	/s/ Mark A. Kiedel
Mark A. Kiedel
President and Chief Operating Officer